                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MONSANTO COMPANY

          Monsanto Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          1. The name of the corporation is Monsanto Company. Monsanto Company was originally incorporated under the name "Monsanto Ag Company", and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2000.

          2. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors and the stockholder of Monsanto Company.

          3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and amends the provisions of the amended Certificate of Incorporation of this corporation.

          4. The text of the amended Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

          The name of the corporation (which is hereinafter referred to as the
"Corporation") is:    Monsanto Company

                                   ARTICLE II
                                   ----------

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

          Section 1. The Corporation shall be authorized to issue 1,520,000,000 shares of capital stock, of which 1,500,000,000 shares shall be shares of Common Stock, $0.01 par value ("Common Stock"), and 20,000,000 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock").

          Section 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to fix by resolution or resolutions the voting powers, if any, designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

          Section 3. Except as otherwise provided by law or by this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 2 of this Article IV), the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

                                   ARTICLE V
                                   ---------

          Section 1. In anticipation of the possibility (i) that the Corporation will not be a wholly-owned subsidiary of Pharmacia Corporation and that Pharmacia Corporation may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Pharmacia Corporation, (iii) that the Corporation and Pharmacia Corporation may engage in the same or similar activities or lines of business and have an interest in the same classes or categories of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Pharmacia Corporation (including possible service of officers and/or directors of Pharmacia Corporation as officers and directors of the Corporation), the provisions of this Article are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of the Corporation with respect to certain classes or categories of business opportunities that are presented to the Corporation as they may involve Pharmacia Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          Section 2. Except as may be otherwise provided in a written agreement between the Corporation and Pharmacia Corporation, Pharmacia Corporation shall have no duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests) engages in or proposes to engage in at the time of the initial public offering of the Corporation's Common Stock (and the Corporation hereby renounces any interest or expectancy, or in being offered any opportunity to participate in such business opportunities as may arise in which both the Corporation and Pharmacia Corporation may have an interest), and, to the fullest extent permitted by law, neither Pharmacia Corporation nor any officer or director thereof (except as provided in Section 3 of this Article V) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Pharmacia Corporation. In the event that Pharmacia Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Pharmacia Corporation and the Corporation, Pharmacia Corporation shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Pharmacia Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

          Section 3. In the event that a director or officer of the Corporation who is also a director or officer of Pharmacia Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as referenced above in Section 2) for both the Corporation and Pharmacia Corporation, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) a corporate opportunity (as referenced above in Section 2) offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Pharmacia Corporation, shall belong to the Corporation;

(b) a corporate opportunity (as referenced above in Section 2) offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Pharmacia Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to Pharmacia Corporation; and

(c) a corporate opportunity (as referenced above in Section 2) offered to any person who is an officer of both the Corporation and Pharmacia Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and otherwise shall belong to Pharmacia Corporation.

          Section 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

          Section 5.    For purposes of this Article V only:

          (a) A director of the Corporation who is Chairman of the Board or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Amended and Restated By-Laws (the "By-Laws") of the Corporation), unless such person is a full-time employee of the Corporation; and

          (b) The term "Pharmacia Corporation" shall mean Pharmacia Corporation, a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Pharmacia Corporation beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          Section 6. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article V shall terminate, expire and have no further force and effect on the date that (i) Pharmacia Corporation ceases to beneficially own shares of common stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of Pharmacia Corporation. Neither the alteration, amendment, termination, expiration or repeal of this Article V nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article V, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

                                   ARTICLE VI
                                   ----------

          Section 1. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board.

          Section 2. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          Section 3. At the first annual meeting of stockholders (the "First Meeting") following the first date that Pharmacia Corporation and its affiliates cease to beneficially own 50 percent or more of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors of the Corporation (the "Pharmacia Required Percentage"), the directors, other than those who may be elected by the holders of any outstanding series of shares of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the first annual meeting of stockholders following the First Meeting, Class II shall be initially elected for a term expiring at the second annual meeting of stockholders following the First Meeting, and Class III shall be initially elected for a term expiring at the third annual meeting of stockholders following the First Meeting. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

          Section 4. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in or pursuant to this Certificate of Incorporation to elect additional directors under specified circumstances, any director or the entire Board may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that after the first date on which Pharmacia

Corporation and its affiliates cease to beneficially own the Pharmacia Required Percentage, a director may be removed from office only for cause and only by the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

          Section 5. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board at such time is classified, until the next election of the class for which such directors shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

                                  ARTICLE VII
                                  -----------

          In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend, alter and repeal the By-Laws of the Corporation at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend, alter or repeal any By-Laws; provided, however, that with respect to the powers of the stockholders to adopt, amend, alter and repeal By-Laws, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any outstanding series of Preferred Stock required by law or by this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 2 of Article IV), the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the preceding sentence.

                                  ARTICLE VIII
                                  ------------

          The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                   ARTICLE IX
                                   ----------

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

          Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                   ARTICLE X
                                   ---------

          Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that after the first date on which Pharmacia Corporation and its affiliates cease to beneficially own the Pharmacia Required Percentage, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least 70 percent of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X.

                                   ARTICLE XI
                                   ----------

          The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware until the first date on which Pharmacia Corporation and its affiliates cease to beneficially own 15 percent or more of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors, at which time Section 203 of the General Corporation Law of the State of Delaware shall apply to the Corporation.

          IN WITNESS WHEREOF, Monsanto Company has caused this Amended and Restated Certificate of Incorporation to be executed by ______________, its ______________ this ______ day of _____________, 2000.



                                            ---------------------------
                                            Name:
                                            Title: